Exhibit 99.1

INVESTINDUSTRIAL ACQUISITION CORP.

BALANCE SHEET

	November 23, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$3,049,950	$(1,050,000)	(b)	$1,999,950
Prepaid expenses	808,447	—		808,447

Total current assets	3,858,397	(1,050,000)		2,808,397
Cash held in Trust Account	350,000,000	52,500,000	(a)	402,500,000
		1,050,000	(b)
		(1,050,000)	(c)

Total assets	$353,858,397	$51,450,000		$405,308,397

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,524,864	—		$1,524,864
Accrued expenses	130,029	—		130,029
Note payable to related party	127,448	—		127,448
Advance from related party	1,050,000	(1,050,000)	(b)	—

Total current liabilities	2,832,341	(1,050,000)		1,782,341
Deferred underwriting commissions	12,250,000	1,837,500	(d)	14,087,500

Total liabilities	15,082,341	787,500		15,869,841
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 33,377,605 and 38,443,855 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	333,776,050	50,662,500	(e)	384,438,550
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,622,395 and 1,806,145 shares issued and outstanding (excluding 33,377,605 and 38,443,855 shares subject to possible redemption), actual and as adjusted, respectively	162	525	(a)	180
		(507)	(e)
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,062,500 shares issued and outstanding	1,006	—		1,006
Additional paid-in capital	5,027,970	52,499,475	(a)	5,027,952
		1,050,000	(b)
		(1,050,000)	(c)
		(1,837,500)	(d)
		(50,661,993)	(e)
Accumulated deficit	(29,132)	—		(29,132)

Total shareholders’ equity	5,000,006	—		5,000,006

Total Liabilities and Shareholders’ Equity	$353,858,397	$51,450,000		$405,308,397

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Investindustrial Acquisition Corp. (the “Company”) as of November 23, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 27, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 35,000,000 units (the “Units”) on November 23, 2020. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $350.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 5,250,000 additional Units to cover over-allotments, if any. On November 24, 2020, the Underwriters fully exercised the over-allotment option to purchase an additional 5,250,000 units (the “Over-Allotment Units”). On November 27, 2020, the Company completed the sale of the Over-Allotment Units to Underwriters (the “Over-Allotment”), generating gross proceeds of approximately $52.5 million, and incurred additional offering costs of approximately $2.9 million in underwriting fees (inclusive of approximately $1.8 million in deferred underwriting commissions). Simultaneously with the closing of the IPO on November 23, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 6,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to Investindustrial Acquisition Corp. L.P, a Cayman Islands exempted limited company (the “Sponsor”), generating proceeds of $9.0 million. Simultaneously with the closing of the Over-Allotment Units, on November 27, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 700,000 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $1.1 million.

Upon closing of the Over-Allotment, an aggregate of approximately $52.5 million ($10.00 per Unit) was placed in a trust account (“Trust Account”), for a total of $402.5 million deposited in the Trust Account, located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market fund meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account

In addition, the Sponsor agreed to forfeit up to 1,312,500 Class B ordinary shares, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriters. On November 24, 2020, the Underwriters fully exercised the over-allotment option to purchase the Over-Allotment Units and on November 27, 2020, the Company completed the sale of the Over-Allotment Units to Underwriters; thus, these 1,312,500 Class B ordinary shares are no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust account	$52,500,000
	Class A ordinary shares		$525
	Additional paid-in capital		$52,499,475
	To record sale of 5,250,000 Overallotment Units at $10.00 per Unit
(b)	Advance from related party	$1,050,000
	Cash held in Trust Account	$1,050,000
	Cash		$1,050,000
	Additional paid-in capital		$1,050,000
	To record sale of 700,000 Private Placement Warrants at $1.50 per warrant
(c)	Additional paid-in capital	$1,050,000
	Cash held in Trust Account		$1,050,000
	To record payment of underwriting fee on over-allotment option
(d)	Additional paid-in capital	$1,837,500
	Deferred underwriting commissions		$1,837,500
	To record additional deferred underwriting commission on over-allotment option
(e)	Class A ordinary shares	$507
	Additional paid-in capital	$50,661,993
	Class A ordinary shares subject to possible redemption		$50,662,500
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock